NEWS RELEASE
For More Information:
Frank B. O’Neil, IRC
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • FrankONeil@ProAssurance.com

ProAssurance Details Specialty P&C Management Structure
Industry Veteran Robert D. Francis Returning to ProAssurance in a New Role
BIRMINGHAM, AL – (BUSINESSWIRE) – April 4, 2019 – ProAssurance Corporation (NYSE:PRA) today provided details of a revised management structure for its newly formed Specialty P&C operating division. As previously announced, Michael L. Boguski will assume the presidency of Specialty P&C on May 13, 2019. Today, he announced that industry veteran Robert D. Francis will rejoin ProAssurance as Executive Vice President, Underwriting and Operations, for the Healthcare Professional Liability operation within the Specialty P&C division.
Mr. Francis most recently served as the Chief Operating Officer of The Doctor’s Company and was previously employed at ProAssurance for twenty years, during which time he held a number of positions including Chief Underwriting Officer. He will report to Mr. Boguski and will oversee Healthcare Professional Liability underwriting and operations.
Mr. Boguski said, “Rob is a proven industry leader with an excellent track record and deep expertise in the healthcare professional liability space. He brings a wealth of talent and executive experience to ProAssurance and will be an invaluable asset as we continue to build the Specialty P&C operation into the future.”
Mr. Boguski also announced other key executive leadership roles in Specialty P&C that will report to him. Within healthcare professional liability, Senior Vice Presidents Jeffrey L. Bowlby, Chief Marketing Officer and Darryl K. Thomas, Chief Claims Officer, will continue to lead healthcare professional sales and marketing and claims, respectively. PICA, ProAssurance’s podiatric and chiropractic insurance subsidiary will continue to operate under the leadership of its President and Chief Medical Officer, Ross E. Taubman, D.P.M., and Karen M. Murphy will continue to lead Medmarc, ProAssurance’s product liability subsidiary serving the life sciences and medical device industry, as Executive Vice President. All will report directly to Mr. Boguski.
Edward L. Rand, Jr., ProAssurance’s President and Chief Operating Officer expressed his enthusiasm for the opportunities that Mr. Boguski and his team have before them. He said, “ProAssurance is a recognized leader in the Specialty P&C insurance business as a result of the committed leadership of our executives, and the disciplined execution of the Company business plan by our dedicated employees. I am confident that the executive team Mike has assembled will enhance the level of superior service we deliver to our distribution partners and policyholders as we fulfill our brand promise of Treated Fairly.”
About ProAssurance
ProAssurance Corporation is an industry-leading specialty insurer with extensive expertise in healthcare professional liability, products liability for medical technology and life sciences, legal professional liability, and workers’ compensation insurance. The company is recognized as one of the top performing insurance companies in America by virtue of our inclusion in the Ward’s 50 for the past twelve years. ProAssurance Group is rated “A+” (Superior) by A.M. Best; ProAssurance and its operating subsidiaries are rated “A” (Strong) by Fitch Ratings. For the latest on ProAssurance and its industry leading suite of products and services, cutting edge risk management and practice enhancement programs, follow @ProAssurance on Twitter or LinkedIn. ProAssurance’s YouTube channel regularly presents thought provoking, insightful videos that communicate effective practice management, patient safety and risk management strategies.
Caution Regarding Forward-Looking Statements
Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of

-more-    Page: 1

NEWS RELEASE CONTINUES

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release. Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
There are a number of risk factors that may cause outcomes that differ from our expectations or projections. These are described in detail in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

#####

Page: 2